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                                                                    EXHIBIT 99.1


                                 FORM OF PROXY
                             COMMNET CELLULAR INC.
                              ENGLEWOOD, COLORADO

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 25, 1997

  The undersigned holder of shares of Common Stock of CommNet Cellular Inc. (the "Company" or "CommNet") hereby appoints Arnold C. Pohs, Daniel P. Dwyer and Amy M. Shapiro, and each of them, as proxies of the undersigned, with full power of substitution, to act and to vote for and in the name, place and stead of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Denver Marriott Tech Center, 4900 South Syracuse Street, Denver, Colorado, at 9:00 a.m. local time, on September 25, 1997 and at any and all adjournments thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present at such meeting, and particularly with respect to the proposals listed below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

(1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 27, 1997 (the "Merger Agreement"), between CommNet and AV Acquisition Corp. ("Newco"). The Merger Agreement provides, among other things, for the merger of Newco with and into CommNet (the "Merger") pursuant to which each share of CommNet common stock, par value $.001 per share ("CommNet Common Stock") (other than (i) shares of CommNet Common Stock held by Newco, any wholly-owned subsidiary of CommNet or any wholly-owned subsidiary of Newco or certain other affiliates of Newco, which will be cancelled and retired, (ii) fractional shares which will be converted to cash and (iii) shares of CommNet Common Stock as to which dissenters' rights have been asserted), will be converted, at the election of the holder, into either (a) the right to receive $36.00 in cash or (b) the right to retain one share of CommNet Common Stock. Because 588,611 shares of CommNet Common Stock in the aggregate must be retained by existing CommNet shareholders either through election or proration, the right to receive $36.00 in cash for each share of CommNet Common Stock or to retain that share of CommNet Common Stock is subject to proration, as set forth in the Merger Agreement.

                        FOR: [_]AGAINST: [_]ABSTAIN: [_]

                  (continued and to be signed on reverse side)

(2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR PROPOSAL 1, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                           Please mark, sign, date and return
                                           this Proxy in the enclosed envelope
                                           as soon as possible, even if you
                                           plan to attend this meeting. To
                                           help our preparation for the meet-
                                           ing, please check here if you plan
                                           to attend. [_]

                                           SIGN HERE EXACTLY AS NAME(S)
                                           APPEAR(S) AT LEFT
                                           Receipt of the Proxy Statement
                                           dated August 12, 1997 is hereby
                                           acknowledged.

                                           _____________________________ Date:

                                           _____________________________ Date:

                                           WHEN SHARES ARE HELD BY JOINT TEN-
                                           ANTS, BOTH SHOULD SIGN. WHEN SIGN-
                                           ING AS ATTORNEY, EXECUTOR, TRUSTEE
                                           OR GUARDIAN, PLEASE GIVE FULL TITLE
                                           AS SUCH. IF A CORPORATION, PLEASE
                                           SIGN IN FULL CORPORATE NAME BY
                                           PRESIDENT OR OTHER AUTHORIZED OFFI-
                                           CER. IF A PARTNERSHIP, PLEASE SIGN
                                           IN PARTNERSHIP NAME BY AUTHORIZED
                                           PERSON. IF YOUR ADDRESS HAS
                                           CHANGED, PLEASE NOTE NEW ADDRESS:

                                           _________________________ Zip Code: